Exhibit 5.1

February 16, 2012

InVivo Therapeutics Holdings Corp.

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

Re:	InVivo Therapeutics Holdings Corp. - Registration Statement on Form S-3

Ladies and Gentlemen:

As legal counsel to InVivo Therapeutics Holdings Corp., a Nevada corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-3, as amended (File No. 333-178584) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on January 19, 2012, the prospectus dated January 19, 2012 (the “Base Prospectus”), the preliminary prospectus supplement dated February 6, 2012 filed with the Commission under Rule 424(b) of the Securities Act, and the final prospectus supplement dated February 16, 2012 filed with the Commission under Rule 424(b) of the Securities Act (together with the Base Prospectus, the “Prospectus”), relating to the proposed public offering (the “Offering”) of up to 9,523,810 shares of the Company’s Common Stock (the “Shares”), which includes an option granted to the Underwriters (as defined below) to purchase 1,242,236 shares of the Company’s Common Stock to cover overallotments, if any.

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Articles of Incorporation of the Company, as amended to date;

B.	The Bylaws of the Company, as amended to date;

C.	The Registration Statement;

D.	The Prospectus;

E.	The Underwriting Agreement, dated February 16, 2012 (the “Underwriting Agreement”), by and among Aegis Capital Corp. and Summer Street Research Partners, as representatives of the underwriters named therein (the “Underwriters”), and the Company;

F.	The resolutions of the Board of Directors of the Company (and committees thereof) relating to the approval of the filing of the Registration Statement and transactions in connection therewith, including the Offering; and

G.	Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

InVivo Therapeutics Holdings Corp.

February 16, 2012

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner and under the terms described in the Registration Statement, Prospectus, and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the Nevada General Corporation Law. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed as of the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP

GREENBERG TRAURIG